UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Exchange Transaction

As previously disclosed, on October 8, 2020, Jaguar Health, Inc. (the “Company”) sold to Iliad Research and Trading, L.P. (“Iliad”) a royalty interest in the original principal amount of $12 million (as amended, the “October 2020 Royalty Interest”).

On May 13, 2025, the Company entered into a privately negotiated exchange agreement (the “Iliad Common Stock Exchange Agreement”) with Iliad. Pursuant to the Common Stock Exchange Agreement, the Company issued 60,000 shares of Common Stock (the “Common Exchange Shares”) to Iliad in exchange for a $466,200 reduction in the outstanding balance of the October 2020 Royalty Interest.

The Iliad Common Stock Exchange Agreement includes representations, warranties, and covenants customary for a transaction of this type.

Series J for Series L Preferred Stock Exchange Transaction

As previously disclosed, on March 1, 2024, the Company sold and issued to Streeterville Capital, LLC (“Streeterville”) an aggregate of 179.3822 shares of Series J Perpetual Preferred Stock (the “Series J Preferred Stock”) in a privately negotiated exchange agreement, of which 99.3822 shares of Series J Preferred Stock are currently outstanding.

On May 14, 2025, the Company entered into a privately negotiated exchange agreement with Streeterville (the “Streeterville Exchange Agreement”), pursuant to which the Company issued an aggregate of 99.3822 shares of Series L Perpectual Preferred Stock (the “Series L Preferred Stock”) to Streeterville in exchange for all of the outstanding 99.3822 shares of Series J Preferred Stock held by Streeterville (the “Streeterville Exchange Transaction”). Upon completion of the Streeterville Exchange Transaction, all outstanding shares of Series J Preferred Stock were cancelled and retired.

Subject to the terms of the Series L Preferred Stock, each share of Series L Preferred Stock is exchangeable or redeemable for shares of Common Stock. The terms of the Series L Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series L Perpetual Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware and effective on May 14, 2025.

The Streeterville Exchange Agreement includes representations, warranties, and covenants customary for a transaction of this type.

Royalty Interest for Series L Preferred Stock Exchange Transaction

Also on May 14, 2025, the Company entered into a privately negotiated exchange agreement (the “Iliad Series L Exchange Agreement”) with Iliad. Pursuant to the Iliad Series L Exchange Agreement, the Company issued 22 shares of Series L Preferred Stock to Iliad in exchange for a $550,000 reduction in the outstanding balance of the October 2020 Royalty Interest.

The Iliad Series L Exchange Agreement includes representations, warranties, and covenants customary for a transaction of this type.

The foregoing summary of the Iliad Common Stock Exchange Agreement, the Streeterville Exchange Agreement and the Iliad Series L Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by the Iliad Common Stock Exchange Agreement, the Streeterville Exchange Agreement and the Iliad Series L Exchange Agreement, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On May 15, 2025, the Company issued a press release announcing first quarter 2025 results. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in any such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 under the headings “Common Stock Exchange Transaction” and “Royalty Interest for Series L Preferred Stock Exchange Transaction” is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Common Exchange Shares and the shares of Series L Preferred Stock were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series L Certificate of Designation

As disclosed under Items 1.01 and 3.02 above, in connection with the Series J for Series L Preferred Stock Exchange Transaction and the Royalty Interest for Series L Preferred Stock Exchange Transaction, the Company agreed to issue shares of Series L Preferred Stock to Streeterville and Iliad, respectively. The preferences, rights, limitations and other matters relating to the Series L Preferred Stock are set forth in the Certificate of Designation, which the Company filed with the Secretary of State of the State of Delaware on May 14, 2025. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

The Certificate of Designation authorizes the Company to issue up to 200 of its 4,464,011 authorized shares of preferred stock as Series L Preferred Stock.

Dividends

Holders of shares of Series L Preferred Stock (the “Holders”) will not be entitled to receive any dividends on shares of Series L Preferred Stock.

Voting Rights

The Series L Preferred Stock shall vote together with shares of Common Stock on an as-converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of shares of the Common Stock, in either case upon the following basis: each share of the Series L Preferred Stock shall be entitled to such number of votes equal to the quotient obtained by dividing (i) the $25,000 stated value of each share of Series L Preferred Stock (the “Stated Value”) by (ii) the Minimum Price (which is defined as the lower of: (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding a given date or (ii) the average Nasdaq official closing price of the Common Stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding such given date) of the Common Stock on the date of the CVP Exchange Agreements. In addition, as long as any shares of Series L Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series L Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series L Preferred Stock or alter or amend the Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Notwithstanding the foregoing, in no event shall a Holder (together with such Holder’s Affiliates and Attribution Parties (both terms as defined in the Certificate of Designation)) be entitled to vote, on an as-converted basis and in aggregate with respect to any shares of Common Stock and preferred stock of the Company beneficially owned by such Holder or any Affiliates or Attribution Parties of such Holder, more than 9.99% of the Company’s outstanding shares of Common Stock as of the applicable record date (the “Voting Cap”). The Voting Cap shall be appropriately adjusted for any stock splits, reverse stock splits, stock dividends, reclassifications, reorganization, recapitalizations or other similar transaction.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined below), each share of Series L Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock equal to by reason of their ownership thereof, an amount per share of Series L Preferred Stock equal to the Stated Value at such time plus any accrued but unpaid Preferred Return (as applicable, the “Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Company (other than a Chapter 7 bankruptcy) or Deemed Liquidation Event, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Liquidation Amount, the Holders with respect to their shares of Series L Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Following the payment of the Liquidation Amount, if there are any remaining assets of the Company available for distribution to its stockholders, the Series L Preferred Stock shall not participate in such distributions. Notwithstanding the foregoing, if in the event of a dissolution or winding up of the Company in connection with a Chapter 7 bankruptcy, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Liquidation Amount, the Holders with respect to their shares of Series L Preferred Stock shall be entitled to receive out of such assets the same amount that each share of the Common Stock would receive as if each outstanding share of Series L Preferred Stock were, immediately prior to the applicable record date, fully converted (disregarding solely for such purposes any conversion or exchange limitations hereunder) to shares of Common Stock by dividing (i) Liquidation Amount by (ii) the greater of (x) the Minimum Price as of the record date and (y) $1.32 per share (the “Floor Price”), which amounts shall be paid pari passu with all holders of Common Stock.

Each of the following events shall be considered a “Deemed Liquidation Event”: (a) (A) a merger or consolidation in which the Company is a constituent party and in which the stockholders of the Company immediately prior to such merger or consolidation do not continue to hold a majority of the voting power of the Company or any successor entity following such merger or consolidation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company. The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement’) provides that the consideration payable to the Series L Preferred Stock shall be allocated in accordance with the Certificate of Designation.

Conversion Rights

Series L Preferred Stock shall not be convertible into Common Stock or any other security of the Company and does not otherwise have any conversion rights.

Preferred Return

Each share of Series L Preferred Stock shall accrue a rate of return on the Stated Value at the rate of 0% per year for the first two (2) years from the date of issuance, 10% per year for years three (3) and four (4) from the date of issuance, and 15% per year thereafter, and to be determined pro rata for any factional year periods (the “Preferred Return”). The Preferred Return shall accrue on each share of Series L Preferred Stock from the date of its issuance, and shall be payable in shares of Common Stock, whereby the number of shares of Common Stock will equal the quotient obtained by dividing (i) the Preferred Return by (ii) the greater of (x) the Minimum Price on the date of payment and (y) the Floor Price, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock. The Preferred Return shall be payable on a quarterly basis, within five (5) Trading Days following the end of each calendar quarter.

Exchange Rights

The Company has the right to exchange, from time to time and at its sole discretion, part or all of the then outstanding shares of Series L Preferred Stock held by any holder thereof for shares of Common Stock (the “Exchange Shares”) at an exchange ratio equal to the Stated Value divided by an exchange price (the “Exchange Price”) equal to the Minimum Price on the applicable Exchange Date (as defined in the Certificate of Designation). Notwithstanding the foregoing, the Company will not have the right to exchange any shares of Series L Preferred Stock and issue any Exchange Shares to any holder if: (a) the issuance of such Exchange Shares would cause such holder, together with its Affiliates, to beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding on the date of issuance (including for such purpose the shares of Common Stock issuable upon such issuance) immediately after giving effect to the issuance of the Exchange Shares; (b) any of the Exchange Conditions (as defined below) has not been satisfied as of the applicable Exchange Date; or (c) the total cumulative number of the Exchange Shares to be issued to such holder would exceed the maximum number of the Exchange Shares, the Redemption Shares and the Forced Redemption Shares (as defined in the Certificate of Designation), in aggregate, that could be issued to Holders without violating The Nasdaq Capital Market rules related to the aggregation of offerings under Nasdaq Listing Rule 5635(d), if applicable (the “Exchange Cap”) unless (i) the approval as required by the applicable Nasdaq Stock Market Rules by the stockholders of the Company with respect to the exchange of shares of Series L Preferred Stock and the issuance of the shares of Common Stock issuable upon exchange of the Series L Preferred Stock (the “Stockholder Approval”) is obtained to issue more than the Exchange Cap, or (ii) the Common Stock is not listed for quotation on Nasdaq or NYSE American. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. Following delivery of an Exchange Notice (as defined in the Certificate of Designation), the Company may not deliver another Exchange Notice to a Holder for at least three (3) Trading Days. Pursuant to the Streeterville Exchange Agreement and the Iliad Series L Exchange Agreement, at the next special or annual meeting of stockholders, the Company will seek the Stockholder Approval.

“Exchange Conditions” mean: (a) with respect to the applicable Exchange Date, all of the Exchange Shares would be (i) registered for trading under applicable federal and state securities laws, (ii) freely tradable under Rule 144, or (iii) otherwise freely tradable without the need for registration under any applicable federal or state securities laws; (b) the applicable Exchange Shares would be eligible for immediate resale by the holder; (c) no event of default (as defined thereunder) shall have occurred under that certain secured promissory note issued by the Company to Streeterville on January 19, 2021 in the original principal amount of $6.2 million; (d) no Event of Default (as defined below) shall have occurred under the Certificate of Designation; (e) the lowest intra-day trading price of the Common Stock is greater than the Minimum Price on the date the Exchange Notice is delivered; and (f) the Common Stock is trading on Nasdaq, NYSE, OTCQB or OTCQX as of the applicable Exchange Date; provided, however, that if the Common Stock is trading on OTCQB or OTCQX, the product obtained by multiplying (A) the Exchange Price as of the applicable Exchange Date and (B) the number of shares of Series L Preferred Stock that may be exchanged shall not exceed twenty-five percent (25%) of the median daily dollar trading volume of the Company’s Common Stock during the ten (10) Trading Days preceding the Exchange Date.

Optional Redemption

The Company, at the option of its Board of Directors, or any duly authorized committee thereof, may, at any time after the date of the first issuance of any shares of the Series L Preferred Stock regardless of the number of transfers of any particular shares of Series L Preferred Stock (the “Original Issue Date”), redeem, in whole or in part, the shares of Series L Preferred Stock at the time outstanding, upon notice given as provided in the Certificate of Designation, at a redemption price equal to the Liquidation Amount per share, with the redemption price to be paid in such number of shares of Common Stock (the “Redemption Shares”) equal to the quotient obtained by dividing (i) the Liquidation Amount by (ii) the Minimum Price as of the date that the Redemption Notice is delivered by the Corporation to the Holders (the “Redemption Ratio”). Notwithstanding the foregoing, the Corporation will not have the right to redeem any shares of Series L Preferred Stock and issue any Redemption Shares to any Holder if: (a) the issuance of such Redemption Shares would cause such Holder, together with its Affiliates, to beneficially own in excess of the Maximum Percentage immediately after giving effect to the issuance of the Redemption Shares; or (b) the total cumulative number of the Exchange Shares to be issued to such Holder would exceed the Exchange Cap unless (i) the Stockholder Approval is obtained to issue more than the Exchange Cap, or (ii) the Common Stock is not listed for quotation on Nasdaq or NYSE American. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

Covenants

Until such time as no shares of Series L Stock remain outstanding, the Company, and as applicable, its Subsidiaries, will at all times comply with the following covenants: (a) the Company will timely file on the applicable deadline all reports required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144 of the Securities Act, is publicly available, and will not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination; (b) the Company will cause the Common Stock to be listed or quoted for trading on any of NYSE, NYSE American, Nasdaq, CBOE, OTCQB or OTCQX until a Fundamental Transaction (as defined below); (c) other than any issuances to Holders and their Affiliates, the Company will not issue or sell any Equity Securities (as defined in the Certificate of Designation) which result in net proceeds to the Company in excess of an aggregate of $15,000,000 without prior written consent of the Holders of at least a majority of the outstanding Series L Preferred Stock (the “Required Holders”), which consent may be granted or withheld in the Required Holders’ sole and absolute discretion; provided, however, that this consent requirement shall not apply to any sales of Common Stock pursuant to the ATM (as defined below) or Exempt Issuances; (d) the Company will not have the right to repay any outstanding indebtedness owed to any Holder or its Affiliates; (e) the Company will not increase the authorized shares of Common Stock or Preferred Stock without the prior written consent of the Required Holders; (f) the Company shall ensure that, until a Fundamental Transaction, trading in the Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease trading on the Company’s principal trading market for a period of more than five (5) consecutive Trading Days; (g) the Company will not make any Restricted Issuance without the Required Holders’ prior written consent; (h) the Company shall not enter into any agreement or otherwise agree to any covenant, condition, or obligation that locks up, restricts in any way or otherwise prohibits the Company from issuing Equity Securities to any Holder or any Affiliate of such Holder; (i) the Company will not pledge or grant a security interest in any of its assets without the Required Holders’ prior written consent; (j) the Company will not, and will not enter into any agreement or commitment to, dispose of any assets or operations (not including any license agreements entered into in the ordinary course of business) that are material to the Company’s operations without the Required Holders’ prior written consent; (k) except in connection with satisfaction of a Nasdaq deficiency notice, the Company will not, and will not enter into any agreement or commitment to, undertake or complete any reverse split of the Common Stock or any class of Preferred Stock without the Required Holders’ prior written consent; (l) the Company will not, and will not enter into any agreement or commitment to, create, authorize, or issue any class of Preferred Stock (including additional issuances of Series L Preferred Stock) without the Required Holders’ prior written consent; (m) the Company will not issue or sell any shares of Common Stock registered for sale pursuant to a form 424B filed pursuant to Rule 424(b)(5) of the Securities Act (“ATM”), whether now existing or filed in the future, in excess of $10,000,000.00 after the date of the Certificate of Designation, without the Required Holders’ prior written consent; (n) the Company will not consummate a Fundamental Transaction or enter into an agreement to consummate a Fundamental Transaction without the Required Holders’ prior written consent; (o) the Company will use fifteen percent (15%) of all Licensing Fees, whether upfront or ongoing, received by the Company and its Subsidiaries to redeem shares of Series L Preferred (such amount, the “License Fee Redemption Amount”) in shares of Common Stock, whereby the number of shares of Common Stock will equal the quotient obtained by dividing (i) the Licensee Fee Redemption Amount by (ii) the greater of (x) the Minimum Price on the date of payment and (y) the Floor Price, provided however, if payment in Common Stock is not achieved within thirty (30) calendar days of the Company’s receipt of the Licensing Fees, the balance of the License Fee Redemption Amount shall be paid pursuant to the

Optional Redemtion provision of the Certificate of Designation. “Licensing Fees” means all upfront licensing fees, royalty payments and milestone payments from licensees and/or distributors, but specifically excluding licensing fees and/or milestone payments that are reimbursements of clinical trial expenses.

The covenants set forth in sub-section (c) - (j), (l) and (n) will also apply to all Subsidiaries.

“Fundamental Transaction” means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (as defined in the Certificate of Designation) other than any subsidiary or any Affiliate of the Company, whereby the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (vi) the sale or spin-off of any Subsidiaries, and (vii) a Deemed Liquidation Event. For the avoidance of doubt, any license agreement entered into in the ordinary course of business by the Company or any Subsidiary will not be considered a Fundamental Transaction.

Covenant Default

The Required Holders may elect to declare an “Event of Default” if any of the following conditions or events shall occur and be continuing: (a) the Company or any Subsidiary fails to fully comply with any covenant, obligation or agreement of the Company or any Subsidiary in the Certificate of Designation, and such failure, if known to the Required Holders and reasonably possible of cure, is not cured within thirty (30) calendar days following notice to cure from the Required Holders; (b) the Company fails to pay any amount due and payable to the Holders pursuant to and as required by the Certificate of Designation, and such failure, if known to the Holders and reasonably possible of cure, is not cured within five (5) Trading Days following notice of notice to cure from the Required Holders; (c) the Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (2) make a general assignment for the benefit of the Company’s creditors; or (3) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute; or (d) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall remain uncontested for 30 days or shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

If an Event of Default has occurred (i) the Required Holders may, by notice to the Company (the “Notice of the Forced Redemption”), force the Company to redeem all of the issued and outstanding shares of Series L Preferred Stock then held by the Holders for a price equal to (1) the Stated Value of all such shares of Series L Preferred Stock, with such Stated Value to be paid in such number of shares of Common Stock equal to the quotient obtained by dividing the Stated Value by the greater of (x) the Minimum Price as of the date that a Notice of the Forced Redemption is delivered by the Required Holders to the Corporation and (y) the Floor Price; plus (2) any accrued and unpaid Preferred Return with respect to all such shares of Series L Preferred Stock (the “Redemption Price”), with such Preferred Return to be paid in shares of Common Stock, whereby the number of shares of Common Stock issuable shall equal the quotient obtained by dividing (x) the Redemption Price by (y) the Floor Price; plus (3) any and all other amounts (the “Other Amounts”) due and payable to the Holders pursuant to the Certificate of Designation, with such Other Amounts to be paid in such number of shares of Common Stock equal to the quotient obtained by dividing the Other Amounts by the greater of (x) the Minimum Price as of the date that a Notice of the Forced Redemption is delivered by the Required Holders to the Corporation and (y) the Floor Price (with the shares of Common Stock issuable pursuant to aforementioned sub-sections (1), (2) and (3), collectively, the “Forced Redemption Shares”); (ii) the Holders shall have the right to pursue any other remedies that the Required Holders may have under applicable law and/or in equity; and (iii) the Holders shall have the right to seek and receive injunctive relief from a court prohibiting the Company from issuing any of its Common Stock or Preferred Stock to any party unless the all shares of Series L Preferred Stock owned by the Holders are redeemed in full simultaneously with such issuance. Notwithstanding the foregoing, Holder will not have the right to force the Corporation to redeem any shares of Series L Preferred Stock and issue any Forced Redemption Shares if: (a) the issuance of such Forced Redemption Shares would cause such Holder, together with its Affiliates, to beneficially own in excess of the Maximum Percentage immediately after giving effect to the issuance of the Forced Redemption Shares; or (b) the total cumulative number of the Exchange Shares to be issued to such Holder would exceed the Exchange Cap unless (i) the Stockholder Approval is obtained to issue more than the Exchange Cap, or (ii) the Common Stock is not listed for quotation on Nasdaq or NYSE American. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. For the avoidance of doubt, any Forced Redemption Shares that would cause the Holder to exceed the Maximum Percentage shall be held in abeyance and shall not be issued until such time, if ever, as the Holder’s right to receive such shares would not result in a violation of the Maximum Percentage.

In the event that any Holder incurs expenses in the enforcement of its rights, including but not limited to reasonable attorneys’ fees, then the Company shall immediately reimburse such Holder the reasonable costs thereof.

Trading Market

There is no established trading market for any of the Series L Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series L Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series L Preferred Stock will be limited.

Maximum Percentage

In no event may shares of Common Stock be issued to any Holder that would cause such Holder’s beneficial ownership to exceed the Maximum Percentage, which is 9.99% of the number of shares of Common Stock outstanding on a given date (including for such purpose the shares of Common Stock issuable upon such issuance).

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series L Convertible Preferred Stock.

10.1	Iliad Common Stock Exchange Agreement.

10.2	Streeterville Exchange Agreement.

10.3	Iliad Series L Exchange Agreement.

99.1	Press Release, dated May 15, 2025.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: May 15, 2025	By:	/s/ Lisa A. Conte
Lisa A. Conte
Chief Executive Officer & President